As filed with the Securities and Exchange Commission on October 13, 2000
                                               Registration No. 333-
=========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                          ----------------------


                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933


                          ----------------------


                       OPLINK COMMUNICATIONS, INC.
          (Exact name of registrant as specified in its charter)

              Delaware                       77-0411346
      (State of Incorporation)   (I.R.S. Employer Identification No.)

                         3469 North First Street
                        San Jose, California 95134
                              (408) 433-0606
                 (Address of principal executive offices)


                          ----------------------


                             1995 Stock Plan
                             1998 Stock Plan
                        2000 Equity Incentive Plan
                    2000 Employee Stock Purchase Plan
                        (Full title of the plans)


                              Joseph Y. Liu
                         Chief Executive Officer
                       Oplink Communications, Inc.
                         3469 North First Street
                        San Jose, California 95134
                              (408) 433-0606
        (Name, address, including zip code, and telephone number,
                including area code, of agent for service)


                          ----------------------


                                Copies to:
                         Matthew W. Sonsini, Esq.
                            COOLEY GODWARD LLP
                          Five Palo Alto Square
                           3000 El Camino Real
                     Palo Alto, California 94306-2155
                              (650) 843-5000

=========================================================================

                                          CALCULATION OF REGISTRATION FEE

---------------------------- ------------------------- ------------------------- ------------------------ ------------------------
                                                           PROPOSED MAXIMUM          PROPOSED MAXIMUM
    TITLE OF SECURITIES                                        OFFERING                 AGGREGATE                AMOUNT OF
     TO BE REGISTERED        AMOUNT TO BE REGISTERED      PRICE PER SHARE (1)       OFFERING PRICE (1)        REGISTRATION FEE
---------------------------- ------------------------- ------------------------- ------------------------ ------------------------
  Common Stock, par value
     $0.001 per share              51,596,016              $3.03 to $24.91            $681,455,928               $179,905
---------------------------- ------------------------- ------------------------- ------------------------ ------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) with respect to the shares subject to outstanding options granted under the Company's 1995 Stock Plan and 1998 Stock Plan, the weighted average exercise price for such outstanding options (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act")) or (b) for shares available for future grant or purchase under the Company's 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan, the average of the high and low prices of the Company's common stock on October 9, 2000, as reported on the NASDAQ National Market (pursuant to Rule 457(c) under the Securities Act). The following chart illustrates the calculation of the registration fee.

The chart below details the calculations of the registration fee:

------------------------------------------------------------------ ------------------------ -------------------- ------------------
                                                                                             OFFERING PRICE PER      AGGREGATE
                           SECURITIES                                  NUMBER OF SHARES             SHARE          OFFERING PRICE
------------------------------------------------------------------ ------------------------ -------------------- ------------------
Common stock issuable pursuant to outstanding options under the
1995 Stock Plan and the 1998 Stock Plan for which options have
been granted                                                              27,596,016              $ 3.03            $ 83,615,928
------------------------------------------------------------------ ------------------------ -------------------- ------------------
Common stock issuable pursuant to future grant under the 2000
Equity Incentive Plan                                                     20,000,000              $24.91            $498,200,000
------------------------------------------------------------------ ------------------------ -------------------- ------------------
Common stock available for issuance under the 2000 Employee
Stock Purchase Plan                                                        4,000,000              $24.91            $ 99,640,000
------------------------------------------------------------------ ------------------------ -------------------- ------------------
Total                                                                     51,596,016                                $681,455,928
------------------------------------------------------------------ ------------------------ -------------------- ------------------

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Oplink Communications, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), on October 3, 2000.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed on October 3, 2000 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California. As of the date of this Registration Statement, certain partners and associates of Cooley Godward LLP hold an option to purchase 150,000 shares of the Company's Common Stock through investment partnerships.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's Bylaws, indemnified parties are entitled to indemnification to the fullest extent permitted by law, unless the Company demonstrates clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

                                       1.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER
     5.1       Opinion of Cooley Godward LLP.
    23.1       Consent of PricewaterhouseCoopers LLP.
    23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
    24         Power of Attorney is contained on the signature pages.
    99.1*      2000 Equity Incentive Plan.
    99.2*      2000 Employee Stock Purchase Plan.
    99.3       2000 Employee Stock Purchase Plan Offering.
    99.4*      1998 Stock Plan.
    99.5*      1995 Stock Plan.

     * Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-41506).

ITEM 9.  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

                                       2.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
     Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   Insofar as indemnification for liabilities arising under the Securities
     Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       3.

                                       SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 13, 2000.


                                                OPLINK COMMUNICATIONS, INC.

                                                /s/ Bruce Horn
                                                -------------------------------
                                                By: Bruce Horn
                                                Title: Chief Financial Officer


                                  POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Y. Liu and Bruce Horn, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                          TITLE                                     DATE

               /s/ Joseph Y. Liu
------------------------------------------------------     Chief Executive Officer                          October 13, 2000
                   JOSEPH Y. LIU                           (Principal Executive Officer)

                /s/ Bruce Horn
------------------------------------------------------     Chief Financial Officer (Principal               October 13, 2000
                    BRUCE HORN                             Financial and Accounting Officer)

                 /s/ Ian Jenks
------------------------------------------------------     Chairman of the Board                            October 13, 2000
                     IAN JENKS

             /s/ Terence P. Brown
------------------------------------------------------     Director                                         October 13, 2000
                 TERENCE P. BROWN

                /s/ Chieh Chang
------------------------------------------------------     Director                                         October 13, 2000
                    CHIEH CHANG

               /s/ Herbert Chang
------------------------------------------------------     Director                                         October 13, 2000
                   HERBERT CHANG

            /s/ Leonard J. Leblanc
------------------------------------------------------     Director                                         October 13, 2000
                LEONARD J. LEBLANC

               /s/ David Spreng
------------------------------------------------------     Director                                         October 13, 2000
                   DAVID SPRENG


                                       4.

                                                   EXHIBIT INDEX

EXHIBIT
NUMBER                    DESCRIPTION
     5.1       Opinion of Cooley Godward LLP.
    23.1       Consent of Independent Accountants.
    23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
    24         Power of Attorney is contained on the signature pages.
    99.1*      2000 Equity Incentive Plan.
    99.2*      2000 Employee Stock Purchase Plan.
    99.3       2000 Employee Stock Purchase Plan Offering.
    99.4*      1998 Stock Plan.
    99.5*      1995 Stock Plan.

     * Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-41506).


                                       5.